UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

Apria Healthcare Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-168159	33-0488566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26220 Enterprise Court Lake Forest, California		92630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 639-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Election of Directors

On December 10, 2013, Michael Dal Bello resigned from his position as a member of the Board of Directors (the “Board”) of Apria Healthcare Group Inc. (the “Company”). The Company is grateful to Mr. Dal Bello for his dedicated service to the Board.

On December 13, 2013, Daniel J. Starck, the Chief Executive Officer of the Company’s home respiratory therapy and home medical equipment segment, was elected to the Board, filling the vacancy created by the resignation of Mr. Dal Bello.

Departure of Principal Financial Officer

In accordance with the terms of the Revised Compensation Agreement dated as of February 19, 2013 between Peter A. Reynolds and the Company (the “Compensation Agreement”), the employment of Peter A. Reynolds, the Company’s Chief Accounting Officer and principal financial officer, will terminate on December 31, 2013. The Compensation Agreement was previously filed with the Securities and Exchange Commission as Exhibit 10.40 to the Company’s Annual Report on Form 10-K filed on March 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA HEALTHCARE GROUP INC.

Date: December 16, 2013	By:	/s/ Robert S. Holcombe
	Name:	Robert S. Holcombe
	Title:	Executive Vice President, General Counsel and Secretary